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               [Letterhead of Gray Plant Mooty Mooty & Bennett]

                                                                     Exhibit 5.1


                                                    Lindley S. Branson
                                                    612 343-2827

                              September 28, 2000

Webb Interactive Services, Inc.
1899 Wynkoop
Suite 600
Denver, CO 80202

     RE:  Form S-3 Registration Statement

Ladies/Gentlemen:

     This opinion is furnished in connection with the registration, pursuant to the Securities Act of 1933, as amended, of a maximum of 1,361,112 shares of common stock, no par value (the "Shares"), of Webb Interactive Services, Inc. ("Webb") issuable upon the conversion of preferred stock issued by Webb pursuant to the Letter Agreements dated as of September 14, 2000 between Webb and Marshall Capital Management, Inc. and Webb and Castle Creek Technology Partners LLC (the "Letter Agreements").

     We have acted as counsel to Webb in connection with the preparation of the Form S-3 Registration Statement (the "Registration Statement"). We have examined the Articles of Incorporation, as amended, the Bylaws of the Company, such records of proceedings of Webb as we deemed material and such other certificates, records and documents as we considered necessary for the purposes of this opinion.

     Based on the foregoing, we are of the opinion that the Shares, when issued in accordance with terms of the Letter Agreements, including the exhibits thereto, will be legally issued, fully paid and non-assessable securities of Webb. We understand that this opinion is to be issued in connection with the Registration Statement. We consent to a filing of a copy of this opinion with the Registration Statement.

                                   Very truly yours,

                                   GRAY, PLANT, MOOTY,
                                    MOOTY & BENNETT, P.A.



                                   By  /s/ Lindley S. Branson
                                       -----------------------------
                                       Lindley S. Branson